As filed with the Securities and Exchange Commission on December 22, 1999

                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

          Delaware                                       77-0222872
(State or other jurisdiction                (I.R.S. Employer Identification No.)
    of organization)

              336 Bollay Drive
          Santa Barbara, California                          93117
  (Address of Principal Executive Offices)                (Zip Code)
                               -------------------

           Miravant Medical Technologies 1996 Stock Compensation Plan
              Miravant Medical Technologies 1992 Stock Option Plan
                    Non-Employee Directors' Stock Option Plan
                       Employment Agreement Stock Options
                            (Full title of the plans)
                               -------------------


                             Gary S. Kledzik, Ph.D.
                      Chairman and Chief Executive Officer
                          Miravant Medical Technologies
                                336 Bollay Drive
                         Santa Barbara, California 93117
                                 (805) 685-9880
            (Name, address and telephone number of agent for service)
                              --------------------

                                    Copy to:
                             ELIZABETH A. KING, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                         Santa Monica, California 90401
                              --------------------




                                           CALCULATION OF REGISTRATION FEE



--------------------------- ---------------------- ---------------------- --------------------- ----------------------

                                                     Proposed Maximum       Proposed Maximum
Title of Securities to be    Amount of Shares to    Offering Price per     Aggregate Offering         Amount of
        Registered              be Registered              Share                 Price            Registration Fee

--------------------------- ---------------------- ---------------------- --------------------- ----------------------

 Common Stock, par value
      $.01 per share             3,182,063 (1)            $9.875 (2)         $31,422,872 (2)        $8,295.64


--------------------------- ---------------------- ---------------------- --------------------- ----------------------


(1) Includes 2,816,063 shares of Common Stock of Miravant Medical Technologies (the "Company" or the "Registrant") issuable pursuant to awards granted and reserved for future awards that may be granted under the Company's 1996
     Stock Compensation Plan and 7,500 shares of Common Stock issuable upon exercise of stock options previously granted under certain employment agreements. Also includes shares being registered for terminated Plans as follows, 336,000 shares of Common Stock issuable upon exercise of options previously granted under the Company's 1992 Stock Option Plan and 22,500 shares of Common Stock issuable upon exercise of options previously granted under the Company's Non-Employee Directors' Stock Option Plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low reported sale prices of a share of Common Stock of Miravant Medical Technologies on December 16, 1999 as reported by the Nasdaq Stock Market.








PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The  following   documents  and  information   previously  filed  with  the
Commission are hereby incorporated by reference:

     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     b. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     c. Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-25544) filed with the Commission on February 13, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Bryan Cave LLP, Santa Monica, California.

Item 6.   Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

     Section 145 of the Delaware Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

     The Registrant is presently subject to Section 2115 of the California Corporations Code (the "California Code"), according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Registrant. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors,
(iii) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstance to appoint counsel to undertake such determination.

     The Registrant in its Bylaws has provided for indemnification of its officers, directors, employees and other agents substantially identical to that permitted under the California Code. Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The limitation of liability contained in the Registrant's Certificate of Incorporation and the indemnification provision included in the Registrant's Bylaws are consistent with Delaware Law Sections 102(b)(7) and 145. The Registrant has also entered into separate indemnification agreements with its directors and officers that could require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, including liabilities that may arise under the Securities Act of 1933. In addition, the Company has purchased directors and officers insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit
Number

4.1      Miravant Medical Technologies 1992 Stock Option Plan [A] [10.10]
4.2 Miravant Medical Technologies Non-Employee Directors' Stock Option Plan [A] [10.12]
4.3 Amendment No.1 to Miravant Medical Technologies Non-Employee Directors' Stock Option Plan [B] [10.6]
4.4 Form of Miravant Medical Technologies Employment Agreement Stock Option [A] [10.6]
4.5      Miravant Medical Technologies 1996 Stock Compensation Plan [C]
5.1      Opinion of Bryan Cave LLP
23.1     Consent of Ernst & Young LLP
23.2     Consent of Bryan Cave LLP (included in Exhibit 5.1)

[A] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Registration Statement on Form S-1 (File No. 33-87138).

[B] Incorporated by reference to the exhibit referred to in brackets contained in the Registrant's Form 10-Q for the quarter ended September 30, 1995 (File No. 0-25544).

[C] Incorporated by reference to Exhibit A to the Registrant's definitive Proxy Statement dated April 25, 1997 for the Miravant Medical Technologies 1997 Annual Meeting of Shareholders.



Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on December 20, 1999.

                          Miravant Medical Technologies

                          By:   /S/ Gary S. Kledzik
                          -------------------------
                                Gary S. Kledzik, Ph.D., Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary S. Kledzik, Ph.D. and John M. Philpott, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                     Title                                 Date

            /S/ Gary S. Kledzik               Chairman of the Board, Director, and
               ----------------                Chief Executive Officer
                Gary S. Kledzik                                                                December 20, 1999


              /S/ David E. Mai                Director and President                           December 20, 1999
              ----------------
                  David E. Mai

            /S/John M. Philpott               Chief Financial Officer                          December 20, 1999
            -------------------
               John M. Philpott

              /S/ Larry Barels                Director                                         December 20, 1999
            -----------------------
                  Larry Barels

          /S/ William P. Foley II             Director                                         December 20, 1999
          -----------------------
              William P. Foley II

           /S/ Charles T. Foscue              Director                                         December 20, 1999
           ---------------------
               Charles T. Foscue

             /S/ Jonah Shacknai               Director                                         December 20, 1999
          -----------------------
                 Jonah Shacknai


                                                  INDEX TO EXHIBITS


                                                                                                    Sequentially
            Exhibit                                                                                   Numbered
            Number                                          Exhibit                                     Page

              4.1                Miravant Medical Technologies 1992 Stock Option Plan
                                                                                                [A] [10.10]
              4.2                Miravant Medical Technologies Non-Employee Directors' Stock
                                 Option Plan                                                    [A] [10.12]

              4.3                Amendment No. 1 to Miravant Medical Technologies
                                 Non-Employee Directors' Stock Option Plan                      [B] [10.6]

              4.4                From of Miravant Medical Technologies Employment Agreement
                                 Stock Option                                                   [A] [10.6]

              4.5                Miravant Medical Technologies 1996 Stock Compensation Plan
                                                                                                [C]
              5.1                Opinion of Bryan Cave LLP

             23.1                Consent Of Ernst & Young LLP

             23.2                Consent of Bryan Cave LLP (included in Exhibit 5.1)

              [A]                Incorporated by reference to the exhibit referred to in
                                 brackets contained in the Registrant's Registration
                                 Statement on Form S-1 (File No. 33-87138)

              [B]                Incorporated   by   reference  to  the  exhibit
                                 referred  to  in  brackets   contained  in  the
                                 Registrant's  Form 10-Q for the  quarter  ended
                                 September 30, 1995 (File No. 0-25544).

              [C]                Incorporated  by reference to the  Registrant's
                                 definitive Proxy Statement dated April 25, 1997
                                 for  the  Miravant  Medical  Technologies  1997
                                 Annual Meeting of Shareholders
